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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

                                 AMENDMENT NO. 2

           For Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

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                        SUBURBAN LODGES OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                GEORGIA                                     58-1781184
     (State or other jurisdiction)                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

   300 GALLERIA PARKWAY, SUITE 1200,                          30339
            ATLANTA, GEORGIA                                (Zip Code)
(Address of principal executive offices)

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
If this form relates to the registration of     If this form relates to the registration of
a class of securities pursuant to Section       a class of securities pursuant to Section
12(b) of the Exchange Act and is effective      12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),          pursuant to General Instruction A.(d),
please check the following box. [___]           please check the following box. [__]


Securities Act registration statement file number to which this form relates:     000-28108
                                                                              -----------------
                                                                               (If applicable)
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        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered

        N/A                                      N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

        SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK PURCHASE RIGHTS

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Suburban Lodges of America, Inc. (the "Registrant") amended the Amended and Restated Rights Agreement, dated May 4, 2001, between the Registrant and American Stock Transfer & Trust Company (the "Rights Agreement"), pursuant to that certain Amendment No. 1 to the Amended and Restated Rights Agreement dated January 29, 2002 between the Registrant and American Stock Transfer & Trust Company (the "Amendment") for purposes of, among other things, (i) amending the definition of Acquiring Person in the Rights Agreement to provide that none of Intown Holding Company L.L.C., Intown Suites Management, Inc., or Intown Sub, Inc. will be deemed to be an Acquiring Person for the purposes of the Rights Agreement as a result of the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 29, 2002 by and among Intown Holding Company L.L.C., Intown Suites Management, Inc., Intown Sub, Inc. and the Registrant, (ii) amending the definition of Share Acquisition Date in the Rights Agreement to provide that no Share Acquisition Date shall occur as a result of the actions taken in connection with and pursuant to the Merger Agreement, and (iii) adding a new Section 7(f) to the Rights Agreement to provide that the Rights Agreement will terminate upon consummation of the merger pursuant to the Merger Agreement.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as
Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed January 30, 2002 and is incorporated herein by reference. Copies of the Rights Agreement, as amended, and the related Summary of Terms, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Registrant.

ITEM 2.  EXHIBITS.

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3.1      Amended and Restated Articles of Incorporation of Registrant
         (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).*

3.2 Amended and Restated By-laws of Registrant, amended as of July 31, 2001 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K under the Securities Act of 1934, as amended, filed on August 14, 2001).*

4.1 Specimen of form of certificate representing shares of Common Stock of Registrant, par value 0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).*

4.2 Amended and Restated Rights Agreement between Registrant and American Stock Transfer & Trust Company, dated May 4, 2001 (incorporated herein by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on May 4, 2001).*

4.3 Amendment No. 1 to Amended and Restated Rights Agreement dated as of January 29, 2002 between Registrant and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.3 to Registrant's Current Report on Form 8-K filed on January 30, 2002).*

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* Previously filed


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SUBURBAN LODGES OF AMERICA, INC.
                              (Registrant)

                              By: /S/ Paul A. Criscillis, Jr.
                              -------------------------------------------------
                              Name: Paul A. Criscillis, Jr.
                              Title: Vice President and Chief Financial Officer


Dated:  January 30, 2002


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                                INDEX TO EXHIBITS
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
3.1 Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).*

3.2 Amended and Restated By-laws of Registrant, amended as of July 31, 2001 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K under the Securities Act of 1934, as amended, filed on August 14, 2001).*

4.1 Specimen of form of certificate representing shares of Common Stock of Registrant, par value 0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).*

4.2 Amended and Restated Rights Agreement between Registrant and American Stock Transfer & Trust Company, dated May 4, 2001 (incorporated herein by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on May 4, 2001).*

4.3 Amendment No. 1 to Amended and Restated Rights Agreement dated as of January 29, 2002 between Registrant and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.3 to Registrant's Current Report on Form 8-K filed on January 30, 2002).*

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* Previously filed